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                                                                   EXHIBIT 23.3


                        CONSENT OF MILLER AND LENTS, LTD.


    We consent to the references to Miller and Lents, Ltd. under the heading "Reserve Engineers" in Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-106836) and related Prospectus of The Houston Exploration Company for the registration of $175,000,000 of 7% Senior Subordinated Notes due 2013 and related exchange offer for up to $175,000,000 of 7% Senior Subordinated Notes due 20013.





                                              MILLER AND LENTS, LTD.



                                              /s/ Christopher A. Butta
                                              -------------------------------
                                              Christopher A. Butta
                                              Senior Vice President


Houston, Texas

November 13, 2003